Spectral Capital Enters Agreement to Acquire Crwdunit Inc., A Strategic Move Aligned with Its Quantum Bridge Initiative

SEATTLE, September 11, 2024 – Spectral Capital Corporation (OTCQB: FCCN), a pioneer in Quantum as a Service (QaaS) computing and decentralized cloud infrastructure, is pleased to announce that it has entered into a definitive agreement to acquire Crwdunit Inc., a wholly-owned subsidiary of CrowdPoint Technologies. The agreement provides for the issuance of Spectral Capital stock, with a comprehensive due diligence period currently underway.

Crwdunit Inc. is the creator of a proprietary Quantization Mechanism used to measure performance across multiple dimensions, including workload efficiency, CPU, memory, storage, bandwidth, and server uptime. This technology is pivotal in enhancing resource optimization for decentralized cloud infrastructures. Spectral Capital’s acquisition will include exclusive rights to this innovative quantization system, further bolstering its cutting-edge Quantum Bridge initiative.

"We are excited about the potential this acquisition brings to Spectral Capital’s portfolio," said Jenifer Osterwalder, CEO of Spectral Capital. "Crwdunit’s Quantization Mechanism is perfectly aligned with our Quantum Bridge strategy, providing advanced measurement tools that enhance resource allocation and system performance across decentralized cloud networks. This technology will be integrated with the technology from our recently acquired Quantomo technology and serve as a critical component in optimizing and scaling our Vogon Cloud decentralized edge and hybrid cloud platform."

The acquisition was spurred by IBA of San Marino, Spectral Capital’s subsidiary, which recently licensed the technology from Crwdunit Inc. This successful licensing deal highlighted the significant potential of Crwdunit’s offerings and led to the broader strategic decision to acquire the company fully. The integration of Crwdunit’s technology into Spectral’s Quantum Bridge will enhance its ability to provide decentralized cloud services and distributed computing power across a wide range of industries.

About Spectral Capital’s Quantum Bridge Initiative

Spectral Capital’s Quantum Bridge initiative aims to revolutionize the integration of classical and quantum computing by creating a decentralized, quantum-ready cloud infrastructure. The acquisition of Crwdunit Inc. aligns with this initiative by providing enhanced quantization tools that allow for more precise resource management and performance metrics, essential for efficient quantum computing.

Spectral Capital continues to pioneer the future of decentralized cloud services, positioning itself at the forefront of next-generation data processing and quantum computing technologies. With the integration of Crwdunit Inc., the company is set to drive the future of collective intelligence and scalable, energy-efficient cloud infrastructures.

About Spectral Capital Corporation: Founded in 2000 and based in Seattle, Washington, Spectral Capital (OTCQB:FCCN) is a technology startup accelerator and quantum incubator. We specialize in Quantum as a Service (QaaS), leveraging our proprietary Distributed Quantum Ledger Database technology (DQ-LDB) to offer secure, advanced storage and computing solutions.

Forward-Looking Statements

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and FCCN's growth and business strategy. Words such as "expects," "will," "intends," "plans," "believes," "anticipates," "hopes," "estimates," and variations on such words and similar expressions are intended to identify forward-looking statements. Although FCCN believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of FCCN. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in FCCN's business; competitive factors in the market(s) in which FCCN operates; risks associated with operations outside the United States; and other factors listed from time to time in FCCN's filings with the Securities and Exchange Commission. FCCN expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in FCCN's expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

For more information, please visit www.spectralcapital.com.